EXHIBIT 23.5







The Nationwide Companies, Inc.
4350 Oakes Rd., Suite 512
Davie, Florida 33314
(954) 584-5080


INDEPENDENT PUBLIC ACCOUNTANTS


Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of The Nationwide Companies, Inc.. on Form SB-2 of our report dated December 31, 2000 and June 30, 2001 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                                               /s/ Robert Jarkow
                                                                   Robert Jarkow
                                                     Certified Public Accountant



3111 North Andrews Avenue
Fort Lauderdale, Florida 33309
(954) 630-9070
August 10, 2001